Exhibit 4.15

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT
BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT TRIVAGO N.V.
TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED TERMS IN THIS EXHIBIT ARE DESIGNATED BY “[*]”.

Series B Preferred Share Purchase Agreement

This Series B Preferred Share Purchase Agreement (this “Agreement”) is made and entered into as of 30 July 2024 (the “Effective Date”) by and among (i) Holisto Ltd, an Israeli private limited liability company, registered number 515341535 with its principal office at 2 Sderot Nim, Rishon Lezion, Israel (the “Company”); (ii) trivago N.V, a company organized under the laws of the Netherlands (the “Lead Investor”); and (iii) the holders of Simple Agreements for Future Equity whose names and addresses are set forth in Schedule I (the “SAFE Holders” and together with the Lead Investor the “Investors”).

Whereas,     the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company to raise financing by way of issuing a new class of Preferred B Shares par value NIS 0.01 each of the Company (the “Preferred B Shares”) for a total consideration of US$ 10 Million (the “Investment Amount”), under the terms and conditions set forth in this Agreement; and
Whereas,     the Lead Investor desires to invest the Investment Amount and purchase Preferred B Shares from the Company subject to the terms and conditions herein; and
Whereas,     as further inducement for the Lead Investor to invest the Investment Amount in the Company hereunder, on the Effective Date, the Company, the Lead Investor, and the Executing Shareholders and the Securityholders’ Representative (each as defined therein) are executing a Share Purchase Option Agreement, in the form attached hereto as Schedule III (the “Share Purchase Option Agreement”).
Now, Therefore, in consideration of the mutual promises, covenants representations and warranties set forth herein, the Company, the Lead Investor and the SAFE Holders (each a “Party” and collectively the “Parties”) agree as follows:

1.Investment
1.1.Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company shall issue, sell and allot to the Lead Investor, and the Lead Investor shall purchase from the Company, 1,230,264 Preferred B Shares (the “Investment Shares”), free and clear of any Security Interest (as defined below), in consideration for the Investment Amount, and reflecting a price per share for each Preferred B Shares of US$ 8.128 (the “PPS”), and a pre-money Company valuation of US$23,333,333 on a Fully Diluted Basis (as defined below) (the “Investment”). The Investment Shares shall constitute 30% of the securities in the Company on a fully diluted basis immediately following the Closing. The rights, preferences and privileges of the Preferred B Shares shall be as set forth in the Amended Articles (as defined below).
1.2.“Fully Diluted Basis” means all issued and outstanding share capital of the Company and rights to receive (for consideration or without consideration) shares of the Company, including but not limited to (i) all issued and outstanding shares of the Company, on an as converted basis, including all issued Ordinary Shares, par value NIS 0.01 each of the Company (“Ordinary Shares”), Ordinary A Shares, par value NIS 0.01 each of the Company (“Ordinary A Shares”), Preferred A Shares, par value NIS 0.01 each of the Company (“Preferred A Shares”), Preferred A-1 Shares, par value NIS 0.01 each of the Company (“Preferred A-1 Shares”), Preferred A-2 Shares, par value NIS 0.01 each of the Company (“Preferred A-2 Shares”), (ii) all securities issuable upon the conversion into share capital of any existing convertible securities, loans or notes, being deemed converted, (iii) all options and warrants and other rights of any kind to acquire or receive shares or securities exchangeable or convertible for shares of the Company, being deemed so allocated, exercised and converted, including all SAFEs and the Warrants (each as defined below); (iv) any anti-dilution rights and adjustment rights that may be triggered as a result of or in connection with the transactions contemplated by this Agreement being deemed to be effected, (v) all options promised, issued or allocated to, or reserved and unallocated, including the New Pool (as defined below), for any of the Founders (as defined in the Share Purchase Option Agreement), Company’s employees, directors and consultants (whether or not under any equity plan), being deemed granted, fully vested and/or exercised, (vi) any other rights (or promises or undertakings to grant such rights, including, without limitation, any written or oral promises or undertakings with respect to such rights) to acquire and/or receive shares or securities exchangeable for shares of the Company, being deemed allocated, converted and/or exercised, as the case may be, at their existing conversion/exercise prices, and all other rights of any kind to acquire securities of the Company.
“New Pool” means an amount of 410,088 Ordinary Shares, reserved at the Closing, for issuance to Founders, Company’s employees, directors and consultants, under the 2019 Amended Plan, of which 326,881 Ordinary Shares are designated for allocation of options under the 2019 Amended Plan to the Founders (the “Founders ESOP Pool”).
“Warrants” means (i) the Preferred A Warrants and (ii) the Preferred B Warrants.
“Preferred A Warrants” means those certain warrants granted by the Company to each of (i) Discount Capital Ltd. on March 25 2021, October 13, 2021 and July 30, 2022, and (ii) Ruizheng Investment (BVI) Limited, Connecticut Innovations, Incorporated, 2B Angels Extension Fund, 11-11 Growth Fund I, LP, Eleven Eleven Investment LLC, Cockpit Innovation Ltd. Ariel Bentata, Eran Gil, Joseph & Nina Zaltzman, Alto Tuko Ltd., Shelley Management Ltd. Ofer Ben Yehuda Company and Lawyers Lior Aviram Company, each dated September 19, 2020.
1.3.“Preferred B Warrants” means those certain warrants granted by the Company to each of Connecticut Innovations, Incorporated, Ruizheng Investment (BVI) Limited, Jeopal Ltd., Oozi Cats, Gunner Holdings Ltd., Journey Ventures Ltd., Bryan Kujawski and Payman Pouladdej each dated November 10, 2022.
1.4.Conversion. Immediately prior to and conditional upon the consummation of the Closing, the amounts invested by each SAFE Holder under its respective Simple Agreements for Future Equity (the “SAFEs”) all as detailed in Schedule I (each such SAFE Holder’s “SAFE Amount”) shall automatically convert into such number of a new class of Preferred B-1 Shares or Preferred B-2 Shares, par value NIS 0.01 each of the Company (the “Preferred B-1 Shares” and “Preferred B-2 Shares” and together with the Preferred B Shares the “Preferred Group B Shares”), at a price per share of US$ 7.316 for the Preferred B-1 Shares and US$ 6.096 for the Preferred B-2 Shares (in each case, the “Conversion PPS”) as set forth opposite the SAFE Holder's names in Schedule I (the “Conversion” and the “Conversion Shares” respectively). The rights, preferences and privileges of the Preferred B-1 Shares and Preferred B-2 Shares shall be as set forth in the Amended Articles.
1.5.Immediately prior to the Closing and following the Conversion, the SAFEs shall, without any further action required, automatically terminate and be of no further force and effect, and shall be deemed fully repaid and discharged by the Company and the Company shall have no further obligations or liabilities with respect to, or in connection with, the SAFEs, and the SAFE Holders shall have no further rights or benefits with respect to, or in connection with, the SAFEs. Each of the SAFE Holders hereby unconditionally and irrevocably waives, as of the issuance of the Conversion Shares thereto in accordance with Schedule I, all rights under or pursuant to or in connection with the SAFEs (including but not limited to any unexercised rights of preemption, participation rights, MFN provisions or similar rights etc.), and these rights shall be, as of the issuance of the Conversion Shares, forever exhausted and each SAFE Holder accepts the rights granted in this Agreement, including the applicable Conversion PPS and the number of Conversion Shares to be issued thereto in accordance with Schedule I, in full satisfaction and substitution of any rights granted to the SAFE Holder in the SAFEs. In the event of any conflict between the terms of any SAFE and this Agreement, the terms of this Agreement shall prevail. This Agreement constitutes an instrument of termination of each of the SAFEs for all intents and purposes.

2.Transactions at the Closing
1.1.Transactions at the Closing. The closing of the Investment (the “Closing”) will take place remotely via the exchange of documents and signatures on the date that all of the conditions to Closing set forth in section 3 and section 4 have been satisfied or validly waived (other than any such condition that can only be satisfied at the Closing, but subject to the satisfaction of such condition), on the Effective Date, or at such other time or place as agreed in writing between the Lead Investor and the Company (the “Closing Date”). At the Closing, the following transactions shall occur simultaneously (and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered):
2.1.1The Company shall deliver to the Lead Investor the following documents:
2.1.1.1A true and correct copy of the minutes of the resolutions of the Company’s shareholders in the form attached hereto as Schedule 2.1.1.1 A: (i) replacing the Company’s Articles of Association in effect immediately prior to the Closing (the “Current Articles”) with the Amended and Restated Articles of Association, in the form attached hereto as Schedule 2.1.1.1B (the “Amended Articles”); (ii) approving the execution, performance and delivery of this Agreement, including any and all exhibits and schedules attached hereto, including the Amended Articles, Indemnification Agreement, Shareholders’ Rights Agreement, the Share Purchase Option Agreement, and the 2019 Amended Plan, the Management Agreements, the Side Letter, the Financing Amendment and the Giora Amendment (each as defined below) (collectively the “Transaction Documents”) and all of the transactions contemplated hereby and thereby, including (x) the issuance and sale of the Investment Shares; and (y) the Conversion and the issuance of the Conversion Shares to the SAFE Holders and (z) the reservation and issuance of the Ordinary Shares issuable upon conversion of the Preferred Group B Shares; (iii) confirming and ratifying the capitalization table of the Company as though the Conversion and Investment have been consummated (the “Capitalization Table”); and (iv)

waiving the Company’s shareholders’ pre-emptive rights, rights of first refusal, co-sale rights and any other participation rights in connection with the transactions contemplated in the Transaction Documents, including the Investment, Conversion and the exercise by the Lead Investor of the transactions contemplated by the Share Purchase Option Agreement, including the exercise of the Purchaser Option (as defined therein), (v) approving the increase of the authorized share capital of the Company by an additional NIS 90,000, consisting of 9,000,000 Ordinary Shares and creating the new classes of Preferred B Shares, Preferred B-1 Shares, Preferred B-2 Shares and Preferred B-3 Shares (collectively the “SPA Recapitalization”);
2.1.1.2A true and correct copy of the unanimous written consent of the Board, in the form attached hereto as Schedule 2.1.1.2(A): (i) approving the execution, performance and delivery of this Agreement and the other Transaction Documents and approving all of the transactions contemplated hereby and thereby, including, (w) the adoption of the Amended Articles in replacement of the Current Articles, (x) the issuance and sale of the Investment Shares to the Lead Investor; (y) the Conversion and the issuance of the Conversion Shares to the SAFE Holders and (z) the reservation and issuance of the Ordinary Shares issuable upon conversion of the Preferred Group B Shares, and (ii) the adoption of an amendment to the 2019 Share Option Plan and Sub-Plan for Grantees Subject to Israeli Taxation (the “2019 Plan”) in the form attached hereto as Schedule 2.1.1.2(B) (the “2019 Amended Plan”), and the reservation of the New Pool thereunder, and (iii) recommending to the Company’s shareholders that they approve and authorize all of the foregoing actions and transactions and the SPA Recapitalization;
2.1.1.3A certificate duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, in the form attached hereto as Schedule 2.1.1.3;
2.1.1.4A legal opinion of Shibolet & Co, counsel to the Company, for the transactions contemplated under this Agreement, in the form in attached hereto as Schedule 2.1.1.4;
2.1.1.5Validly executed share certificates representing the Investment Shares issued in the name of the Lead Investor and validly executed share certificates representing the Conversion Shares issued in the names of the respective SAFE Holders, in the form attached hereto as Schedule 2.1.1.5;
2.1.1.6A true copy of the registry of shareholders, reflecting the issuance of the Investment Shares to the Lead Investor and the issuance of the Conversion Shares to the SAFE Holders, in the form attached hereto as Schedule 2.1.1.6 and signed by the CEO of the Company;
2.1.1.7Reserved.
2.1.1.8An Indemnification Agreement, in the form attached hereto as Schedule 2.1.1.8 (the “Indemnification Agreement”), duly executed by the Company, to all directors and officers of the Company, including the Trivago Directors (as defined in the Amended Articles); together with a copy of a valid Director and Officers insurance policy, with coverage of no less than US$ 5 Million in the aggregate;
2.1.1.9A Share Purchase Option Agreement duly executed by the Company and the parties thereto other than the Lead Investor, in the form attached hereto as Schedule 2.1.1.9 (the “Share Purchase Option Agreement”), together with any other duly executed documents that are to be provided to the Lead Investor at signing of the Share Purchase Option Agreement, in accordance with the terms thereof;
2.1.1.10Written confirmation by the Company of delivery of notification to the IIA to the transactions contemplated in this Agreement, in a form acceptable to the Lead Investor, and that the IIA has not objected thereto or to the transactions contemplated herein, within 7 days;
2.1.1.11[Reserved];
2.1.1.12 A copy of the Amended and Restated Shareholders’ Rights Agreement of the Company, in the form attached hereto as Schedule 2.1.1.12 (the “Shareholders’ Rights Agreement”), duly executed by the Company and such number of shareholders of the Company as required to give effect to the amendment and restatement of the Shareholders’ Rights Agreement, in effect as of immediately prior to the Closing, in accordance with the terms thereof;
2.1.1.13Evidence of removal of all pledges in favor of Discount Capital Ltd. (“Discount”) at the Israeli Companies Registrar (“Registrar”) and repayment of all loans to Discount;
2.1.1.14[Reserved];
2.1.1.15A waiver by the CFO of the Company of any rights to RSUs in the Company in the form attached hereto as Schedule 2.1.1.15;
2.1.1.16Amendment to that certain Financing Agreement dated November 10, 2022, by and among the Company, Connecticut Innovations, Incorporated, Ruizheng Investment (BVI) Limited, Jeopal Ltd., Oozzi Cats, Gunner Holdings Ltd., Journy Ventures, Bryan Kujawksi and Payman Pouladdej in the form attached hereto as Schedule 2.1.1.16 (the “Financing Amendment”);
2.1.1.17Letter of removal/resignation from the Board, in the form attached hereto as Schedule 2.1.1.17 executed by Reuven Avi-Tal;
2.1.1.18Amendments to the Employment Agreements of each of Eran Shust and Shay Horovitz and to the Consulting Agreement of Avi Worzel (only with respect to his bonus arrangement) duly executed by the parties thereto in the forms attached hereto as Schedule 2.1.1.18A and Schedule 2.1.1.18B (collectively, the “Management Agreements”);
2.1.1.19Duly executed waivers, by those shareholders of the Company holding such rights, who have not executed the resolutions of the Company’s shareholders referred to in Section 2.1.1.1 above, waiving their pre-emptive rights, rights of first refusal, co-sale rights and any other participation rights in connection with the transactions contemplated in the Transaction Documents, including the Investment, Conversion and the exercise by the Lead Investor of the transactions contemplated by the Share Purchase Option Agreement, including the exercise of the Purchaser Option in the form attached hereto as Schedule 2.1.1.9;
2.1.1.20A side letter duly executed by the Company in the form attached hereto as Schedule 2.1.1.20 (the “Side Letter”); and
2.1.1.21Amendment to Giora Mendel’s employment agreement dated November 5, 2023 duly executed by the parties thereto in the form attached hereto as 2.1.1.21. (the “Giora Amendment”).
2.1.2The Lead Investor shall:
2.1.2.1pay to the Company the Investment Amount, in readily available funds, by wire or electronic transfer of such amount in US$ to the Company’s bank account according to the wire transfer instructions set forth in Schedule 2.1.2.1;
2.1.2.2 deliver to the Company the Share Purchase Option Agreement, Side Letter and Shareholders’ Rights Agreement, duly executed by the Lead Investor; and
2.1.2.3deliver to the Company an undertaking in favor of the Israel Innovation Authority (the “IIA”) with respect to its investment in the Company, executed by the Lead Investor, in the form attached hereto as Schedule 2.1.2.3.
1.2. Promptly following the Closing, the Company will file with the Registrar all legally required reports in connection with the transactions detailed herein, as follows: (i) the issuance of the Investment Shares to the Lead Investor; (ii) the issuance of the Conversion Shares to the SAFE Holders; (iii) the adoption of the Amended Articles and (iv) the appointment of the Trivago Directors.
1.3. Immediately following the Closing, the Company shall pay each of Oozi Kats, Ennea Invest GmbH and Connecticut Innovations, Incorporated (the “2024 SAFE Holders”) their respective Repayment Amount, as specified in Schedule II below. Upon receipt of their Repayment Amount, each 2024 SAFE Holder confirms and agrees that their SAFE agreements, as specified in Schedule II below (the “2024 SAFEs”) shall automatically terminate and be of no further force and effect, and shall be deemed fully repaid and discharged by the Company and the Company shall have no further obligations or liabilities with respect thereto, or in connection therewith, and the 2024 SAFE Holders shall have no further rights or benefits with respect to, or in connection therewith. Each of the 2024 SAFE Holders hereby unconditionally and irrevocably waives, as of the payment of the Repayment Amount in accordance with Schedule II, all rights under or pursuant to or in connection with the 2024 SAFEs (including but not limited to any rights to receive equity in the Company, unexercised rights of preemption, participation rights, MFN provisions or similar rights etc.), and these rights shall be, as of the payment of the Repayment Amount, forever exhausted. In the event of any conflict between the terms of their 2024 SAFE and this Agreement, the terms of this Agreement shall prevail. This Agreement constitutes an instrument of termination of each of the 2024 SAFEs for all intents and purposes.

3.Lead Investor's Conditions to Closing
The Lead Investor's obligation to purchase the Investment Shares pursuant to the provisions of this Agreement is subject to the fulfillment of the following conditions on or prior to the Closing, any one or more of which may be waived in whole or in part by the Lead Investor in its sole discretion:

1.1. Representations and Warranties. The representations and warranties made by the Company in Section 5 (Representations and Warranties of the Company) hereof shall be true and correct as of the Closing Date.
1.2. Covenants. All covenants, agreements and conditions contained in the Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company on or prior to the Closing shall have been performed or complied with on or prior to the Closing.
1.3. Consents. The Company shall have secured all permits, consents, approvals and authorizations that shall be necessary or required to consummate this Agreement and to issue the Investment Shares to the Lead Investor and the Conversion Shares to the SAFE Holders, and the Amended Articles shall have been duly adopted.
1.4. Delivery of Documents. All of the documents to be delivered by the Company pursuant to Section 2 hereof (Transactions at the Closing), to the extent not attached to this Agreement, shall be in a form and substance reasonably satisfactory to the Lead Investor, and all the documents to be delivered by the Company pursuant to Section 2 shall have been executed and delivered to the Investors.
1.5.
1.6. 3.5    No Order. No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, entered or threatened any law (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated herein illegal or otherwise prohibiting consummation of such transactions.
1.7. 3.6     Pending Actions. There shall not be pending or threatened any action, claim, suit, assessment, ruling, charge, arbitration or proceeding, against the Company, its directors or shareholders (in their capacity as such), by any person challenging, or seeking material damages in connection with, the transactions contemplated hereby or seeking to materially restrain, prohibit or limit the rights of the Lead Investor.
1.8. Absence of Adverse Changes. From the date hereof until the Closing, there will have been no material adverse change or effect on the business, assets, properties, operations or financial condition of the Company and its subsidiaries, taken as a whole.

4.Company's Conditions to Closing
The Company’s obligation to consummate the Closing, is subject to the fulfillment of the following conditions on or prior to the Closing, any one or more of which may be waived in whole or in part by the Company in its sole discretion:
1.1. Representations and Warranties. The representations and warranties made by the Investors in Section 6 (Representations and Warranties of the Investors) hereof shall be true and correct as of the Closing Date.
1.2. Delivery of Documents. All of the documents to be delivered by the Lead Investor pursuant to Section 2 hereof shall have been executed and delivered to the Company.
1.3.
1.4. 4.3    No Order. No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, entered or threatened any law (whether temporary, preliminary or permanent) that has the effect of making the transactions contemplated herein illegal or otherwise prohibiting consummation of such transactions.

1.5. Covenants. All covenants, agreements and conditions contained in the Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Lead Investor on or prior to the Closing shall have been performed or complied with on or prior to the Closing.
1.6. Pending Actions. There shall not be pending or threatened any action, claim, suit, assessment, ruling, charge, arbitration or proceeding, against the Lead Investor, by any person challenging, or seeking material damages in connection with, the transactions contemplated hereby.

5.Representations and Warranties of the Company
The Company hereby represents and warrants to each Investor, and acknowledges that the Investors are entering into this Agreement in reliance thereon, that except as set forth in the Disclosures Schedule attached hereto as Schedule 5 (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations and warranties are true and correct as of the date hereof and as of the Closing, except, in each case, as to such representations and warranties that address matters as of a particular date, which are given only as of such date.
1.1. Organization. The Company is an Israeli private limited liability company, duly organized and validly existing under the laws of the State of Israel, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as currently proposed to be conducted. The Company has not taken any action or failed to take any action, which would preclude or prevent the Company from conducting its business after the Closing substantially in the same manner heretofore conducted. The Company is not a “violating company” (within the meaning of Section 362A of the Israeli Companies Law, 1999). A true copy of the Company’s Current Articles is attached hereto as Schedule 5.1 of the Disclosure Schedule.
1.2. Corporate Power. The Company has full corporate and legal power and authority to enter into, execute, deliver and perform this Agreement, the other Transaction Documents and any other instrument and/or commitment the execution and delivery of which by the Company is contemplated hereby and thereby, to bind itself hereunder and thereunder, to comply with its obligations hereunder and thereunder and to consummate all the transactions and carry out the provisions hereunder and thereunder, including the issuance of the Investment Shares to the Lead Investor and the issuance of the Conversion Shares to the SAFE Holders.
1.3. Authorization. All corporate actions on the part of the Company, and its officers, directors and shareholders, in each case, in their capacity as such, required for the authorization, execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated herein and therein by the Company, and the authorization, sale, issuance and delivery of the Investment Shares and the Conversion Shares, and the Ordinary Shares issuable upon conversion thereof, have been, or will be, taken prior to the Closing. This Agreement and each of the other Transaction Documents, when executed and delivered by or on behalf of the Company, shall be duly and validly authorized, and shall constitute valid and legally binding obligations of the Company, legally enforceable in accordance with their terms except as limited by applicable bankruptcy, insolvency and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

1.4.The execution, delivery and performance of and compliance with this Agreement and the other Transaction Documents and the issuance of the Investment Shares and the Conversion Shares and the issuance of the Ordinary Shares issuable upon conversion thereof have not resulted and will not result, with or without the passage of time or giving of notice (a) in any violation of, or conflict with, or constitute a default under the Current Articles, or (b) in any violation of, conflict with or default under any agreement, instrument, judgment, ruling or decree, nor result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company, or suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Company, its business, operations or assets, or (c) in any material violation of applicable law. Such execution, delivery, performance and compliance will not (x) except as set forth in Schedule 5.3 of the Disclosure Schedule give to others any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement, contract or commitment, or to any of the properties of the Company, or (y) otherwise require the consent or approval of any person, which consent or approval has not heretofore been obtained.
1.5. Approvals. Except as set forth in Schedule 5.4 of the Disclosure Schedule, there are no approvals, permits, authorizations, consents or registrations, declarations or filings with or from any governmental authorities, suppliers, customers or any other entities, organizations or persons, required to be obtained by the Company in connection with the consummation of the transactions contemplated by this Agreement or other Transaction Documents, including the offer, sale, or issuance of the Investment Shares to the Lead Investor, the Conversion Shares to the SAFE Holders, and the exercise by the Lead Investor of the Purchaser Option under the Share Purchase Option Agreement (as defined therein), except the filings with the Registrar required in connection with this Agreement, each of which shall be made following the Closing as expressly set forth herein.
1.6. Subsidiaries. Other than as set forth in Schedule 5.5 of the Disclosure Schedule, the Company does not own or control, directly or indirectly, any interest in any corporation, association or business entity, and is not a participant in any partnership or joint venture. The companies listed in Schedule 5.5 of the Disclosure Schedule (“Subsidiaries”) are wholly owned by the Company (save as provided in Schedule 5.5 of the Disclosure Schedule) and are managed and controlled by the Company. Each Subsidiary is duly organized and validly existing and in good standing under the laws of the country or state of its incorporation or registration, and it has the full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted. Each representation made with respect to the Company in this Section 5 (Representations and Warranties of the Company) is made with respect to the Subsidiaries mutatis mutandis, excluding the representations in Sections 5.1, 5.2, 5.3, 5.4, 5.7 and 5.9 and unless otherwise stated therein.
1.7. Permits. The Company has all permits, licenses, approvals, franchises, standards and any similar authority, necessary or required under any law, statute, directive, regulation, rule, ordinance, contract or otherwise applicable to the Company for the conduct of its business as now being conducted (“Permits”), and the Company is not in any default under any of the Permits. The Company has not received notice of any revocation or modification of any such Permits. To the knowledge of the Company, there is currently no investigation, enquiry or proceeding outstanding or anticipated which could result in the suspension, cancellation, modification or revocation of any of the Permits (including as a result of the entry into, or consummation of, this Agreement, the Transaction Documents or otherwise (including the exercise by the Lead Investor of the Purchaser Option under the Share Purchase Option Agreement (as defined therein)).
1.8. Capitalization.
5.1.1The authorized share capital of the Company as of immediately prior but subject to the Closing consists of NIS 100,000, comprised of (i) 6,886,068 Ordinary Shares, of which 120,051 Ordinary Shares are issued and outstanding; (ii) 65,814 Ordinary A Shares, all of which Ordinary A Shares are issued and outstanding; (iii) 225,903 Preferred A Shares, of which 201,712 Preferred A Shares are issued and outstanding; (iv) 13,423 Preferred A-1 Shares, all of which Preferred A-1 Shares are issued and outstanding; (v) 64,588 Preferred A-2 Shares, all of which Preferred A-2 Shares are issued and outstanding (vi) 1,230,264 Preferred B Shares, of which none are issued and outstanding; (vii) 273,392 Preferred B-1 Shares, of which none are issued and outstanding; (viii) 830,132 Preferred B-2 Shares, par value NIS 0.01 each, of the Company, of which none are issued and outstanding; and (ix) 410,416 Preferred B-3 Shares, of which none are issued and outstanding.
5.1.2All of the issued and outstanding share capital of the Company has been duly authorized and validly issued, fully paid and non-assessable, and was issued in compliance with all applicable securities laws, anti-dilution, preemption (or similar) rights under the Current Articles, agreements or otherwise. To the Company’s knowledge, save as provided in the Current Articles, such issued securities are free and clear of all liens, claims, charges, pledges, hypothecations, security interests, vesting provisions, restrictions including transfer restrictions, rights, options to purchase, proxies, voting trust and other voting agreements, calls or commitments of every kind or any other third party rights or encumbrances (collectively “Security Interest”).
5.1.3The Investment Shares and the Conversion Shares when issued in accordance with the terms of this Agreement for the consideration expressed herein and the issuance of the Ordinary Shares issuable upon conversion thereof, shall be duly authorized, fully paid and non-assessable and validly issued, will have the rights, preferences, privileges and restrictions set forth in the Amended Articles, and save as provided in the Amended Articles will be free and clear of any Security Interest and shall be duly registered in the name of the Investors in the Company’s shareholders register, and will be issued and allotted in compliance with all applicable securities laws, preemption (or similar) rights under the Current Articles, agreements or otherwise. The issuances of the Investment Shares and the Conversion Shares hereunder will not trigger any preemption (or similar) rights to acquire or receive any securities of the Company, which have not been fully waived specifically or have not expired due to lapse of time, nor any anti-dilution rights, nor trigger acceleration or other changes in the vesting provisions or other terms of any options, warrants or other securities of the Company which have not been waived or complied with and identified in the Capitalization Table.
5.1.4The Capitalization Table is attached hereto as Schedule 5.7(d) of the Disclosure Schedule and sets forth the complete and accurate issued share capital of the Company, the lawful record and registered (and to the Company’s knowledge the beneficial) holders thereof and their respective type, class and number of shares and other securities and percentage of equity holdings in the Company, and the total number of reserved, promised and granted options (including for any of the

Company’s founders, employees, directors and consultants) warrants, and all other rights, promises or undertakings to subscribe for, purchase or acquire from the Company any share capital of the Company, immediately prior to, and immediately after the Closing on a Fully Diluted Basis, and reflecting the Conversion and investment of the Investment Amount. Except as set forth in Schedule 5.7(d) of the Disclosure Schedule and the Current Articles, the Company has not granted, and there are no existing rights, options or promises to subscribe for, warrants, calls, pre-emptive rights, or convertible securities, or other rights, agreements, arrangements or commitments of any character by the Company entitling any third party to purchase or receive any shares or other securities of the Company, nor has the Company undertaken to issue any securities or any shares to any third party, nor is there any basis for a claim regarding an undertaking from the Company to issue any securities or shares to a third party. There are no outstanding or authorized share appreciation rights, phantom shares, or similar rights with respect to the Company.
5.1.5The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of the Company’s share capital or any interest therein, or to register for trading on any securities exchange any of its currently outstanding securities or any of its securities which may hereafter be issued. Since its incorporation, there has been no declaration or payment by the Company of any dividends nor has the Company made any other distributions of any cash or assets of any kind to any of its shareholders or repurchased any of the Company’s shares, and the Company is not under any obligations (contingent or otherwise) to acquire any of its share capital or interest therein or to pay any dividend or make any other distribution in respect thereof. There are no voting agreements or calls of any kind relating to the share capital of the Company to which the Company is a party, or to the knowledge of the Company, among its shareholders.
5.1.6Options. The Company has duly adopted the 2019 Plan and, as of the Closing, the 2019 Amended Plan, and other than the 2019 Plan and the 2019 Amended Plan the Company does not have and is not otherwise subject to any other equity incentive plans, agreements or arrangements. The 2019 Amended Plan will be lawfully adopted, as of the Closing, and replaces the 2019 Plan in its entirety and is binding on the Company and the recipients of any options granted under the 2019 Plan or otherwise. Schedule 5.75.7.6 of the Disclosure Schedule details all option, share purchase or share grant agreements, equity or equity-based awards, undertakings, offers or promises of grants, to any of the Company's employees or consultants and third parties with respect to the equity of the Company and details (i) the name of the grantee; (ii) with respect to options granted to Israeli taxpayers, whether each such option was granted and, is subject to tax pursuant to Section 3(i) of the Israeli Income Tax Ordinance [New Version], 1961(the “Ordinance”) or Section 102 of the Ordinance (“Section 102”); (iii) the date on which a Company equity award was granted by the Board; (iv) the number of shares subject to the applicable grant; and (v) the exercise price. The 2019 Plan has been, and the 2019 Amended Plan shall be promptly following Closing, filed with and, solely with respect to the 2019 Plan, deemed approved by the Israel Tax Authority under Section 102(b)(2) of the Ordinance (“Capital Gains Route”), or was otherwise approved by, or deemed approved by passage of time without objection by the Israel Tax Authority. All Company options granted under the 2019 Plan and designated upon grant as being subject to the Capital Gains Route including any securities issued thereunder were and are currently in compliance with the requirements of Section 102 and the written requirements and guidance of the Israel Tax Authority, including being timely deposited with the trustee appointed by the Company in accordance with the provisions of the Ordinance, and the rules and regulations promulgated thereunder and the guidance published by the Israel Tax Authority on July 24, 2012, and clarification dated November 6, 2012, and no action has been brought and, to the Company’s knowledge, no action has been threatened against the Company with respect to the failure of the Company to comply with such requirements. The Company has furnished to the Lead Investor complete and accurate copies of the 2019 Plan and 2019 Amended Plan and forms of agreements used thereunder. All Company options and shares issued upon exercise thereof, and awards pursuant to the 2019 Plan, have been issued and granted in compliance with the terms of the 2019 Plan, applicable resolutions, applicable law and all requirements set forth in the applicable grant letters and option agreements, and with respect to each such award that is an option granted to a United States taxpayer or a person otherwise subject to taxation in the United States, had an exercise price per Ordinary Share equal to or greater than the fair market value of an Ordinary Share on the applicable grant date as determined in a manner that would satisfy the valuation rules under Section 409A of the U.S. Internal Revenue Code of 1986 as amended from time to time (the “Code”). Except as set forth in Schedule 5.7.6 of the Disclosure Schedule none of the Company’s share purchase agreements or share option documents contains a provision for acceleration (or lapse of a repurchase right) upon the occurrence of any event or combination of events. Except as set forth in Schedule 5.7.6 of the Disclosure Schedule the Company has never adjusted or amended the exercise price or terms of any options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means.
1.9. Directors and Officers. The directors and officers of the Company prior to Closing are set forth in Schedule 5.8(A) of the Disclosure Schedule. Except as set forth in Schedule 5.8(B) of the Disclosure Schedule the Company is not partner or subject to any agreement, obligation, commitment or understanding, and there is no agreement, obligation, commitment or understanding between the Company and any persons and/or entities, which affects or relates to the appointing of directors in the Company or voting restrictions or veto rights of a director of the Company. All agreements, commitments and understandings, whether written or oral, with respect to any compensation or benefits to be provided by the Company to any of the Company’s directors and officers, are described in Schedule 5.8(B) of the Disclosure Schedule.
1.10. Financial Statements. The Company’s audited consolidated financial statements as of December 31, 2023 and the Company’s unreviewed and unaudited, financial statements for the 3 month period ending as of March 31, 2024 (collectively the “Financial Statements”), are attached hereto as Schedule 5.9 of the Disclosure Schedule. The Financial Statements have been prepared in accordance with US generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited financial statements may not contain all footnotes required by the GAAP. The Financial Statements are true and correct in all material respects, are in accordance with the books and records of the Company, and fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited financial statements to normal year-end audit adjustments. The Company maintains and intends to continue to maintain a standard system of accounting established and administered in accordance with GAAP. Except as set forth in Schedule 5.9(a) of the Disclosure Schedule, the Company has made no agreement or undertaking, which is currently in effect, providing for, any carve-out mechanism, bonus arrangement or any other obligation by the Company to make any payments to existing shareholders, service providers, employees or other third parties, in connection with a Deemed Liquidation or an IPO (as such terms are defined in the Amended Articles). Except as set forth in Schedule 5.9(b) of the Disclosure Schedule, the Company is not a guarantor of any debt or obligation of another, nor has the Company given any indemnification, loan, security or otherwise agreed to become directly or contingently liable for any obligation of any person, and no person has given any guarantee of, or security for, any obligation of the Company. Except as set forth in Schedule 5.9(c) of the Disclosure Schedule, there are currently no outstanding shareholder’s loans to the Company.
1.11. Liabilities.
Other than as set forth in Schedule 5.10 of the Disclosure Schedule or in the Financial Statements, since December 31, 2023:
5.1.1the Company has no liabilities or obligations, contingent or otherwise, known or unknown, other than liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, (i) with respect to any matters other than sale or purchase of travel inventory, do not exceed individually US$50,000 or US$200,000 in the aggregate, and, (ii) with respect to sales or purchases of travel inventory, do not exceed US$5,000,000, per annum in the aggregate;
5.1.2the Company has not made, received or discharged any loans, created any liens, pledges or encumbrances, or granted any guarantees, contingent or otherwise;
5.1.3there has not been any waiver by the Company of a valuable right or of a debt owed to it;
5.1.4there has not been any declaration, setting aside or payment or other distribution, or any direct or indirect redemption, purchase or other acquisition of any of such share capital by the Company;
5.1.5there has not been any material change in the assets, liabilities, condition (financial or otherwise) operating results or business of the Company;
5.1.6there has not been any material damage, destruction or loss, whether or not covered by insurance, to any of the material assets or properties of the Company;
5.1.7there has not been any material change or amendment to any material contract or arrangement by which the Company or any of its respective assets or properties is bound or subject;
5.1.8there has not been any sale, transfer, assignment or lease of, or imposition of mortgage or pledge on, any material asset of the Company, except for such that arise in the ordinary course of business and liens for taxes not yet due or payable;
5.1.9there has not been any other event or condition of any character that would materially adversely affect the assets, properties, condition (financial or otherwise), operating results or business of the Company as currently conducted;
5.1.10there has not been any resignation or termination of any executive officer, key employee or lay off of group of employees of the Company;
5.1.11there has not been any material change in any compensation arrangement or agreement with any of the key employees of the Company; or

5.1.12there has not been any agreement or commitment by the Company to do any of the things described in this Section 5.10.
The Company has repaid any and all loans and amounts due to Discount, including under the Discount Agreements, and the Discount Agreements have terminated and are no longer in force and effect, and the Company has no continuing obligations or liabilities under the Discount Agreements, and Discount has no rights or grounds for any claim or demand in connection therewith, or has any rights which survived such termination, except as explicitly stated in Schedule 5.10 of the Disclosure Schedule.
1.12.“Discount Agreements” means the (i) Financing Agreement by and between the Company and Discount dated March 25, 2021, as amended on October 13, 2021, November 10, 2022 and March 28, 2023; (ii) the Floating Charge Debenture of Discount, dated March 25, 2021 (iii) Accounts Pledge Debenture of Discount, dated March 25, 2021 (iv) the IP Pledge Debenture of Discount, dated March 25, 2021; (v) Fixed Charge Debenture on Bank Accounts of Discount, dated October 13, 2021, as amended on March 29, 2023; (vi) Floating Charge Debenture of Discount dated October 13, 2021; (vii) Fixed Charge Debenture of Assets and Rights of Discount dated October 13, 2021, as amended on March 29, 2023; (viii) Intellectual Property Security Agreement with Discount dated October 13, 2021 (ix) Subordination Undertaking among Discount, Connecticut Innovations, Incorporated, and other entities specified therein, dated November 10, 2022.
1.13.Taxes.
5.1.1The Company has accurately prepared and duly and timely filed all tax returns and reports (including information returns and reports) to the extent required by applicable law, such tax returns and reports are true, correct and complete in all material respects, and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year. None of such returns or reports of the Company is currently or ever has been audited by any taxing authority and the Company has not been notified that any of such returns or reports will be audited. Any and all taxes and other charges due by tax authorities (including those due in respect of the properties, income, franchises, licenses, sales or payrolls) have been paid on time. The Company has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes. The Company has withheld and paid all taxes required to have been withheld and paid including in connection with amounts paid or owing to any employee, shareholder, creditor, independent contractor or third party (each as determined for tax purposes) and any actual or deemed distributions of profits, to the appropriate taxing authority.
5.1.2The Company has not made any elections pursuant to the Ordinance (other than elections that relate solely to method of accounting, depreciation or amortization). The Company has not applied for and is not subject to any tax ruling or other tax determination. No closing agreements, tax assessments, private letter rulings, tax decision, ruling, or similar agreement issued by any taxing authority, and no technical advice memoranda or similar agreements or rulings relating to taxes, have been requested (whether or not granted), received, entered into or issued by any taxing authority with or in respect of the Company or any of their respective businesses, properties or assets. The Company never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Each deficiency resulting from any examination relating to taxes by any taxing authority has been timely paid or is being contested in good faith and has been reserved for on the books of the Company. The Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its respective books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company’s accounts and notes receivable are properly booked. The Company has not received any written indication of a tax liability with respect to the periods which have not been audited. None of the income tax returns of the Company has ever been audited by governmental authorities. There are no pending or to the Company's knowledge, threatened disputes, claims, audits, examinations, or other proceedings regarding any Taxes of the Company or applicable to the assets of the Company.
5.1.3The Company has not claimed the status of an “approved”, “benefited” or “preferred” enterprise under the Israeli Encouragement of Capital Investment Law, 1959, or any benefit under these programs, and has not generated any tax-exempt profits in accordance with such law. The Company has not received any cash governmental grants with respect to its classification as a ‘preferred enterprise”, “benefited enterprise” or an “approved enterprise”. The Company has not received any tax benefits from any Israeli, US, foreign, binational, or multinational foundation, association, university, consortiums, institution or federal, state, or local governmental authority (including under any law intended to address the consequences of COVID-19).
5.1.4Any related party transactions to which the Company is a party to, have been conducted on an arms-length basis in accordance with transfer pricing rules and regulations under Section 85A of the Ordinance and/or any applicable legal requirement in such foreign jurisdictions. The Company has maintained all necessary documentation in connection with such related party transactions in accordance with Section 85 of the Ordinance and its regulations promulgated thereunder and any similar provision of any legal requirements in such foreign jurisdictions.
5.1.5No claim or notice has been made by any authority in a jurisdiction where the Company does not file a tax return that it is, or may be, subject to tax by that jurisdiction. The Company has never been subject to tax or a tax resident in any country other than the jurisdiction of incorporation of the Company, and has never had or deemed to have a “permanent establishment” (as defined in any applicable income tax treaty) or a fixed place of business in any other jurisdiction. The net operating losses, built-in-losses, capital losses, tax credits, or other similar items of the Company that were reported in the tax returns of the Company, are valid and may be offset and/or recognized and/or deducted in accordance with the provisions of Israeli tax law or under any other applicable law.
5.1.6The Company is duly registered for the purposes of Israeli VAT and has materially complied with all legal requirements concerning VAT, including with respect to the timely making of accurate returns and payments, the maintenance of records and the issuance of reverse charge invoices. The Company: (i) has duly collected all amounts on account of any use or sales transfer taxes or VAT, including goods and services, harmonized sales and provincial or territorial sales taxes, required by law to be collected by it, and has duly and timely remitted to the appropriate governmental authority any such amounts required by any legal requirements to be remitted by it; (ii) has not made any unlawful and incorrect exempt or zero VAT transactions, as defined in the Israel Value Added Tax Law of 1975, and other applicable tax laws, and there are no circumstances by reason of which there might not be an entitlement to full credit under applicable legal requirements of all VAT chargeable or paid on inputs, supplies, and other transactions and imports made by it; (iii) has not received a refund for input VAT for which it is not entitled under any legal requirements; and (iv) has issued reverse charge invoices for VAT purposes on imported services where the service provider has not issued an invoice.
5.1.7The Company does not own any interest in any controlled foreign corporation pursuant to Section 75B of the Ordinance, or other entity the income of which is required to be included in the income of the Company for Israeli tax purposes. The Company is not subject to any restrictions or limitations pursuant to Part E2 of the Ordinance or pursuant to any tax ruling made with reference to the provisions of Part E2 of the Ordinance that may be violated as a result of the consummation of the transactions contemplated by this Agreement.
5.1.8The Company has delivered to the Lead Investor true and complete copies of (i) all Tax returns, (ii) any audit report issued relating to any Taxes due from or with respect to the Company, (iii) any closing or settlement agreements entered into by or with respect to the Company with any taxing authority, (iv) all material communications to, or received by the Company from, any taxing authority including tax rulings and tax decisions and (v) all tax opinions and legal memoranda and similar documents for the Company, in each case under (i) to (iv) for all taxable periods since inception.
5.1.9The Company has not undertaken and has never participated or engaged in any transaction which requires or will require special reporting in accordance with Section 131(g) of the ITO and the Israeli Income Tax Regulations (Tax Planning Requiring Reporting), 5767-2006, regarding aggressive Tax planning. The Company does not and has never taken a Tax position that is subject to reporting under Section 131E of the ITO or similar provisions under the Israeli Value Added Tax Law of 1975 and the Israeli Land Taxation Law (Appreciation and Acquisition) of 1963. The Company has never obtained a Tax opinion that is subject to reporting under Section 131D of the ITO.
5.1.10The Company is not a real property corporation (Igud Mekarke’in) within the meaning of this term under section 1 of the Israeli Land Taxation Law (Appreciation and Acquisition), 5723-1963.
1.14.The term “tax” in this paragraph shall mean all taxes, charges, fees, levies, imposts, duties, tariffs, customs, deductions or other assessments of any kind whatsoever (including VAT and taxes concerning, sales, income, capital gains, import, export, property, withholding, National Insurance, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, assessments), digital service tax, imposed by or payable to any state, local, federal or foreign tax authority, together with any linkage differentials, interest and any penalties or additions to tax applicable to the Company.
1.15. Interested Parties; Conflicts of Interest.
5.1.1Except as set forth in Schedule 5.12(a) of the Disclosure Schedule, none of the Company’s Affiliates (as such term is defined in the Amended Articles), shareholders, directors, officers or current or former employees and/or consultants, nor any of their Affiliates or immediate family members, is indebted to the Company, and the Company has no debt or monetary obligation to any of them.
5.1.2None of the Company’s Affiliates, directors, officers, current employees and/ or consultants, or, to the Company’s knowledge, shareholders or former key employees, is engaged in any activity which competes with the Company, or, to the Company’s knowledge, directly or indirectly owns any material interest in any entity - other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) - which is a competitor of the Company.
5.1.3Except as set forth in Schedule 5.12(c) of the Disclosure Schedule, none of the Company’s directors, officers, shareholders or current or former key employees, has or had, either directly or indirectly (i) any interest in the assets, technology or know how used or owned by the Company, or which is required for the Company to operate its business as currently conducted (ii) is a party to, or has a beneficial interest in, any contract or business arrangement with the Company (excluding any employment, consulting or service agreements between the Company and any such directors, officers, shareholders or current employees in their capacity as such) or to any contract affecting the assets, technology or know how used or held by the Company, or which is required for the Company to operate its business as currently conducted, or (iii) any interest in any Material Contract (as defined below) or other transaction or any proposed transaction related to the assets, technology or know how used or held by the Company, or which is required for the Company to operate its business as currently conducted or (iv) purchases from or sells or furnishes to the Company any goods or services; in each case, excluding any interest of any of the foregoing persons, which derives from ownership of any securities in the Company.
1.16. Records. The minute books of the Company contain accurate and complete copies of the minutes of every meeting of the Company’s shareholders and Board. No resolutions have been passed, enacted, consented to or adopted by the directors or shareholders of the Company, except for those contained in such minute books. The corporate records of the Company have been maintained in accordance with all applicable statutory requirements and are complete and accurate in all material respects.
1.17. Title to Property and Assets. The Company does not currently own, lease or license any tangible properties or assets which are material for the conduct of the Company’s business as currently conducted or as currently proposed to be conducted, other than those set forth in Schedule 5.14(a) of the Disclosure Schedule (the “Material Assets”). The Company has good and marketable title to all of the Material Assets and except as set forth therein, other than those set forth in Schedule 5.14(b) of the Disclosure Schedule, such assets are not subject to any mortgage, pledge, lien, loan, security interest, conditional sale agreement, encumbrance or charge, and such Material Assets are sufficient in all material respects for the conduct of the Company’s business as currently conducted. The Company, and to the knowledge of the Company, any other party thereto, is not in default or in breach of any material provision of its leases or licenses pertaining to the Material Assets, and such leases and licenses are in full force and effect in accordance with their terms and are the legal, valid and binding obligations of the Company and to the knowledge of the Company, any other party thereto. The Company’s shareholders do not own, hold or possess any property, whether tangible or intangible, which is material, individually or in the aggregate, to the assets, properties, conditions or business of the Company, as currently conducted.

1.18. Litigation. Other than those set forth in Schedule 5.15 of the Disclosure Schedule, no civil, criminal or governmental action, suit, proceeding or inquiry, or to the knowledge of the Company, investigation, is pending or to the knowledge of the Company threatened against the Company or against any of its founders, officers, directors, or employees (in each case, in their capacity as such), or against any of the Company’s properties or assets, or with regard to the Company’s business, before any court, arbitrator, mediator or tribunal or administrative or other governmental agency having jurisdiction over the Company, nor to the knowledge of the Company is there any reasonable basis for the foregoing. Neither the Company nor any of its officers or directors (in each case, in their capacity as such) is a party to, and the Company’s assets are not subject to or bound by, any order, writ, injunction, judgment, award or decree of any court, tribunal, arbitrator or governmental agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.
1.19. Contracts and other Commitments. Schedule 5.16(a) of the Disclosure Schedule contains a true and complete list of all material contracts, agreements, commitments, undertakings, understandings and instruments to which Company is a party or by which it is bound (“Material Contracts”). The Term Material Contracts includes (i) all inbound (other than Off the Shelf IP or Open Source) license agreements and all outbound license agreements and joint development agreements, other than licenses granted in the ordinary course of business to and from service providers, suppliers and product and service users, (ii) rights to market, distribute, resell or use any of the Company’s technology, products or services, or that provide for any royalty, milestone, commission or similar payment by the Company, (iii) restrictions on the Company from freely engaging in any business or manufacturing, distributing or selling its products in any part of the world, non-compete or non-solicitation undertakings by the Company, or the grant of any exclusivity or most favored nation clause, (iv) change of control provisions, right of first negotiation, rights of first offer, right of first refusal or other similar strategic rights in connection with the acquisition of all or substantially all of the assets or a majority of the shares of the Company, (v) obligations on the Company to share, license or develop any product or technology, or that otherwise involve the establishment of a joint venture, strategic alliance or similar enterprise, (vi) consideration or value exceeding (A) with respect to any matters other than purchase of travel inventory, US$ 200,000 per annum, per agreement, but excluding employment or consulting agreements, which contain periodical payments and which are made in the ordinary course of business, and (B) with respect to purchase of travel inventory, US$ 5,000,000 per annum, per supplier, (vii) any guarantee, indemnity, security or other agreement pursuant to which the Company agrees to become directly or contingently liable for any obligation of any other person, or any other person agrees to become directly or contingently liable for any liability or obligation of the Company, other than such provided to or by the Company in the ordinary course of business, or (viii) agreements with material suppliers or customers, granting rights to license, market or sell products or services with outbound or inbound revenues, as the case may be, in excess of US$500,000 during the 12-month period ending June 30, 2024.
1.20.Neither the Company nor, to the knowledge of the Company, any other party thereto, is in breach of, or default under, any of the Material Contracts. All of the Material Contracts are in full force and effect in accordance with their terms and are the legal, valid and binding obligations of the Company and to the knowledge of the Company, any other party thereto. The Company has not received any notice or communication from any party to a Material Contract nor has any other indication relating to such party’s intent to modify, terminate or fail to renew the arrangements and relationships set forth therein. From and immediately after the Closing, the Company will continue to enjoy all of the benefits of each of the Material Contracts without the necessity of any consent, authorization or agreement from or with any person. The execution and performance of this Agreement and the Transaction Documents by the Company, including the sale and issuance of the Investment Shares and the Conversion Shares and the exercise by the Lead Investor of the Purchaser Option under the Share Purchase Option Agreement (as defined therein), will not, with or without the passage of time or giving of notice, result in any violation, or be in conflict with or constitute a default under any Material Contract.
1.21. The Business Combination Agreement by and among the Company, Holisto MergerSub Inc and Moringa Acquisition Corp (“Moringa”) dated June 9, 2022, as amended from time to time, including all agreements associated therewith and all exhibits and schedules attached thereto, including that certain Lock Up Agreement and Shareholder Voting and Support Agreement (and the proxies granted therein), were validly and lawfully terminated prior to the completion and consummation of the merger and\or SPAC transaction contemplated therein, and the Company and the shareholders of the Company have no continuing obligations or liabilities thereunder in connection with the merger and/or SPAC transaction contemplated therein, or otherwise (save for standard confidentiality obligations that survive termination), and neither Moringa nor any securityholder of the Company has disputed such lawful termination or made, or other than as forth in Schedule 5.17 of the Disclosure Schedule has grounds for, any claim in connection therewith or has any rights which survived such termination (including with respect to proxies granted).
1.22. Compliance. The Company has not been and is not (a) in any default under the Current Articles, or under any material note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which the Company is a party or by which it or any of its property and/or assets is bound or affected, or (b) in any material default with respect to any law, statute, ordinance, regulation, order, writ, injunction, decree, or judgment of any court or any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. To the knowledge of the Company, no third party is in default under any material agreement, contract or other instrument, document or agreement to which the Company is a party or by which it or any of its property is affected. Neither the Company, nor, to the Company’s knowledge, any of its respective shareholders, directors, officers and employees has received, in respect of any of the Company’s business, any notice or communication from any governmental body, customer or any third party alleging noncompliance by the Company or its directors with any applicable laws. To the Company's knowledge, it is not under investigation with respect to the violation of any law. The Company is not a party to any order, judgment, decree or award of any governmental authority, agency, court, tribunal or arbitrator.
1.23. Employees; Contractors.
5.1.1Except as set forth in Schedule 5.19(a), the Company has complied in all material respects with all applicable laws, policies, procedures and in all respects with all agreements each relating to employment and terms and conditions of employment, including equal opportunity, wages, hours, overtime, immigration, workforce reduction, offers of employment and termination of employment, employment practices, discrimination, worker or employee classification, working during rest days and occupational safety and health, privacy issues, furlough, pension benefits and the withholding and payment of any taxes from compensation of employees and the payment of premiums and/or benefits under applicable worker compensation laws, and has not engaged in any unfair labor practices.

5.1.2Schedule 5.19(b) of the Disclosure Schedule lists all employment and engagement agreements between the Company and its employees and consultants, which are valid and in force. All of the Company’s current and former employees have entered into employment, proprietary information, invention assignment, non-compete and confidentiality agreements with the Company. Except as disclosed in Schedule 5.19(b) of the Disclosure Schedule and other than statutory rights under applicable law, the Company is not a party to or bound by any effective employment contract, deferred compensation arrangement, bonus plan, incentive or benefit plan, profit sharing plan, retirement agreement or other material employee compensation plan or agreement. Except as set forth in Schedule 5.19(b) of the Disclosure Schedule, no employee of the Company has been granted the right to continued employment with the Company or to any compensation following termination of employment with the Company (other than statutory rights under applicable law).
5.1.3No employees of the Company are represented by any labor union or subject to any collective bargaining agreement, except for certain provisions from collective bargaining agreements incorporated into Israeli Labor Law by a broadening order (צו הרחבה) nor, to the Company’s knowledge, are there any union organization activities pending or threatened by the Company's employees. To the Company’s knowledge, no labor union has requested or has sought to represent any of the employees, representatives or agents of the Company, nor to the Company’s knowledge is there any labor organization activity involving its employees. There is no strike or other labor dispute involving the Company pending or, to the Company’s knowledge, threatened. No consultation with or consent of any labor union or other collective employee representative is required to enter into or consummate any of the Transaction Documents.
5.1.4To the Company’s knowledge none of the Company’s current employees, consultants or material service providers intends to terminate his/her/its employment or consultancy with the Company, nor does the Company have a present intention to terminate the employment or engagement of any of the foregoing. Except as set forth in Schedule 5.19(c) of the Disclosure Schedule, each individual designated as an employee of the Company is currently devoting 100% of his business time to the business of the Company and the Company has no employment or consultancy contract with any employee or consultant which is not terminable by it at will without liability, upon thirty (30) days prior notice. Except as set forth in Schedule 5.19(c) of the Disclosure Schedule, to the Company’s knowledge no individual designated as an employee of the Company is planning to work less than full time at the Company in the future. No current employee of the Company is, to the Company’s knowledge, currently working for a competitive enterprise, whether or not such individual is or will be compensated for such enterprise. To the Company’s knowledge, no employee or service provider has violated any term of his or her employment or consulting agreement. Since December 31, 2023, except as set forth in Schedule 5.19(d) of the Disclosure Schedule, no employee or consultant of the Company has been terminated, nor given or been given written notice of termination of his or her employment, and no current employee or consultant has given any indication (and the Company has no knowledge) of his/her intention of terminating his/her employment or reducing the scope of his/her employment by the Company.
5.1.5There is no pending, or, to the Company’s knowledge, threatened, and there have been no, labor or employment related dispute involving the Company and any of its employees. To the Company’s knowledge, no allegations of sexual harassment or sexual misconduct have been made against any director, officer or employee of the Company. The Company has not entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct by any director, officer, or employee of the Company.
5.1.6All current employees of the Company are subject to Section 14 Arrangement under the Israeli Severance Pay Law (1963), subject to the terms and conditions detailed in the General Approval of the Minister of Labor regarding payments by companies to a pension fund and insurance fund in lieu of severance pay (1998), based on their full salaries and applicable compensation and from their commencement date of employment. The Company's obligations with respect to statutorily required severance payments to employees have been fully satisfied or have been fully funded by contributions to appropriate insurance funds or accrued in the applicable financial statements of the Company. Accrued vacation days due to the Company’s employees are fully funded or reserved for in the financial statements of the Company. The Company has made all required contributions (including all employer contributions and employee salary reduction contributions), and has no liability for any employee benefit plan, and has paid all insurance premiums and any charges, or properly accrued and reflected such in the most recent consolidated balance sheet prior to the date hereof, in accordance with the provisions of each employee benefit plan, applicable law and GAAP and has no liability to any such employee benefit plan. The Company has established, maintained and administered each such employee benefit plan or other compensatory agreement, plan, program or arrangement in compliance in all material respects with all applicable laws for, and the express terms of, any such employee benefit plan, agreement, program or arrangement.
5.1.7The Company has not made any representations regarding equity incentives or other compensation to any officer, employee, director or consultant that are inconsistent with the share amounts and other terms set forth in the minutes of meetings of (or actions taken by unanimous written consent by) the Company’s Board of Directors.
5.1.8The Company has paid in full to all of its current and former employees and service providers all wages, over-time, due severance payments, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees or service providers on or prior to the date hereof, and all the persons classified as consultants are correctly classified as such. No employee or service provides has ever brought, or to the Company’s knowledge, threatened to bring a claim for unpaid compensation or employee benefits, including overtime. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.
1.24. Intellectual Property Rights.
For purposes of this Agreement, “Intellectual Property” means all items of intangible and tangible property, including the following: (i) patents and pending patent applications (including any continuations, divisionals, continuations-in-part, provisionals, renewals, reissues, re-examinations, substitutions, extensions and applications for any of the foregoing) industrial designs and any registrations or applications therefor; (ii) trademarks, trade names, domain names, service marks, logos, trade dress, and trade styles, whether or not registered, and all pending applications for registration of the same, and all goodwill associated with any of the foregoing (“Trademarks”); (iii) copyrightable subject matter, copyrights, whether or not registered, and all pending applications for registration of the same (“Copyrights”); (iv) inventions, designs, trade secrets, know-how, technology, confidential information, proprietary rights and processes, products and mask works and equivalent or similar rights in layouts, architectures or topology, engineering specifications and drawings, technical information, formulae, moral rights, works of authorship; and (v) algorithms, computer programs and software, firmware, development tools, schematics, test methodologies, hardware, and rights in prototypes, programmer notes, whether in object or source code form, and any similar or equivalent rights to any of the foregoing, and any tangible embodiments of the foregoing, whether patentable or registrable or not, and any registrations or applications therefor.
5.1.1The Company has good, valid and enforceable title and ownership, free and clear of all Security Interest, to the Intellectual Property owned or purported to be owned by the Company (the “Owned Intellectual Property”), except as set forth in Schedule 5.20(a) of the Disclosure Schedule.
5.1.2The Owned Intellectual Property together with the Third Party IP and Off the Shelf IP (each as defined below) is sufficient to enable the operation of the business as now being conducted by the Company.
5.1.3Other than the Intellectual Property licensed to the Company as set forth in Schedule 5.20(b) of the Disclosure Schedule (excluding any Off the Shelf IP the “Third Party Intellectual Property”) and for generally commercially available “off the shelf” products licensed under standard terms and conditions (“Off the Shelf IP”), and except as set forth in Schedule 5.20(c), the Company is not obligated or under any liability whatsoever to make any payments by way of royalties, remuneration, fees or otherwise to any owner or licensee of, or other claimant to, any Intellectual Property, with respect to the use thereof or in connection with the conduct of its business as now conducted or as currently proposed to be conducted. Other than for Off the Shelf IP and Third Party IP, the Company does not use or license any third party Intellectual Property. Other than as set forth in Schedule 5.20(d) of the Disclosure Schedule, the Off the Shelf IP is not incorporated in or used with any product or service of the Company.
5.1.4The Owned Intellectual Property which is registered and/or under pending applications for registration is listed in Schedule 5.20(e) of the Disclosure Schedule (the “Registered IP”). There are no actions or proceedings (other than the ongoing patent applications prosecution proceedings before the applicable patent office) which have been commenced or to Company’s knowledge, currently threatened in any jurisdiction, involving the Registered IP or which could result in the cancellation of any issued patent, trademark or service-mark included in the Registered IP. No item of the Registered IP (except with respect to applications) has been invalidated, and each item is subsisting, and in full force and effect. All necessary and due registration, maintenance and renewal fees due by the Company in connection with the Registered IP, as of the Closing, have been paid and all reasonably required documents, assignments and certificates in connection with the Registered IP, as of the Closing, have been filed, for the purposes of prosecuting and maintaining the Registered IP in the name of the Company. The Company has not knowingly misrepresented, or knowingly failed to disclose, any facts or circumstances in any application for any Registered IP that constitute fraud or a misrepresentation with respect to such application or that otherwise adversely affects the enforceability of any Registered IP. The Company is in material compliance with all requirements of any trademark or patent registry agency, in which its applications were filed; and all patents and patent applications listed in Schedule 20(f) of the Disclosure Schedule are in effect. To the Company’s knowledge, no Trademark owned, purported to be owned, used (other than Trademarks constituting Third Party Intellectual Property), or applied for by the Company is or may be, confusingly similar to any Trademark owned, used, or applied for by any third party. The Company has taken all reasonable steps to maintain its Trademarks and police their use to ensure their ongoing validity and enforceability.
5.1.5No Intellectual Property necessary to enable the activities of the business of the Company, as now being conducted or as currently proposed to be conducted, is owned or purported to be owned, nor shall be owned upon the Closing, by any current or former employee, consultant, contractor, director, officer or shareholder of the Company personally.
5.1.6All rights, title and interest in and to Intellectual Property necessary to enable the activities of the business of the Company, as now being conducted or as currently proposed to be conducted, which were formerly owned by a shareholder or by any entity in which a shareholder had or has any interest (whether developed prior, during or subsequent to his engagement with the Company), has been irrevocably assigned, conveyed and transferred in their entirety to the Company. To the Company’s knowledge, no prior employer of a shareholder of the Company has any right whatsoever in any Owned Intellectual Property.
5.1.7There is no Off the Shelf IP or Third Party IP that has been used or is currently being used by the Company for which the Company does not hold valid and sufficient license, or for which the Company has not made payment in full when due.
5.1.8The Company has taken reasonable security measures, including reasonable measures against unauthorized disclosure, to protect the secrecy, confidentiality and value of its Owned Intellectual Property, as is customary in the industry in which the Company operates. Each person who has or had lawful access to the Company’s Owned Intellectual Property has executed a non-disclosure and confidentiality agreement that includes a limitation on the use and disclosure of such confidential information.
5.1.9Without derogating from Section 5.20.1, neither the conduct of the Company’s business, as presently conducted, nor any product or service of the Company nor the Owned Intellectual Property has been copied from third parties, nor does the conduct of the Company’s business, as presently conducted, nor any product or service of the Company nor the Owned Intellectual Property has, to the Company’s knowledge, violated, infringed or otherwise misappropriated any Intellectual Property or rights of others, and the conduct of the business of the Company, as currently conducted, does not, to the Company’s knowledge, violate, infringe or otherwise misappropriate any trade secrets, Copyrights or know how of others or constitute an infringement, misappropriation, misuse or other violation of any other Intellectual Property rights of any third party. Except as set forth in Schedule 5.20(g) of the Disclosure Schedule, there are no claims pending or, to the Company’s knowledge, threatened against the Company or its shareholders, current or former employees, officers or directors, regarding the use of, or challenging or questioning the Company’s right or title in, any Intellectual Property owned or used by the Company. To the Company’s knowledge, no third party has interfered with, infringed upon, misappropriated, breached or otherwise come into conflict with any Owned Intellectual Property.
5.1.10The Company is not, nor as a result of the execution or delivery of this Agreement or performance of the Company’s obligations hereunder, will be, in any violation, in any material respect, of any license or sublicense or agreement relating to the Intellectual Property to which the Company is a party or otherwise is bound.
5.1.11The Company has not granted to any third party any right, option or license with respect to any Owned Intellectual Property, other than licenses to customers, service providers and suppliers to use the Company’s products for the provision of their services; in each case on a non-exclusive basis, in the ordinary course of business and subject to the terms of a written agreement.
5.1.12Neither the Company, nor to the Company's knowledge, any other person or entity acting on its behalf, has licensed or disclosed to any person (or permitted the disclosure or delivery to any escrow agent) any source code that is part of the Owned Intellectual Property and no person, other than the Company, possesses any current or contingent right to obtain, modify, distribute, disclose or have disclosed to them any source code that is part of the Owned Intellectual Property. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license by the Company or any person then acting on its behalf to any person of any Company source code.
5.1.13Except as listed in Schedule 5.20(i) of the Disclosure Schedule, the Company does not use any “open source”, “free software” or “copyleft” software, including any libraries or code licensed under any license agreement recognized by the Open Source Initiative (opensource.org/licenses) or the “Free Software Definition” of the Free Software Foundation or any similar licensing or distribution model (including the GNU Affero General Public License, GNU General Public License, GNU Lesser General Public License, Mozilla Public License, BSD license, Open Source Initiative license, MIT, Apache, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and/or Public Domain licenses) (“Open Source”), and, except as listed in Schedule 5.20 (i) of the Disclosure Schedule, the Company is in compliance with the terms of each license to such Open Source.
The use by the Company of any software included in, or distributed for or with, the Company’s products (i) does not subject the software included in the Company’s Owned Intellectual Property to any ‘copyleft’ obligation or condition; (ii) does not create, or purport to create, obligations requiring the disclosure, distribution or license of all or a portion of the source code for any software owned or purported to be owned by the Company (iii) does not impose any requirements that any software included in the Company’s Owned Intellectual Property using, linked with, incorporating, distributed with, based on, derived from or accessing such software code (A) be licensed for the purpose of making derivative works, (B) be licensed under terms that allow its reverse engineering, reverse assembly or disassembly of any kind or (C) be redistributable at no charge; or (iv) does not subject any software included in the Company’s Owned Intellectual Property to any obligation or condition that could otherwise impose any limitation, restriction or condition on the right or ability of the Company to use or distribute its products and services or pursuant to which the Company grants, or is obligated to grant, any rights or immunities under any Owned Intellectual Property. The Company has not used GPT-3, GPT-4, ChatGPT or any similar technology or generative AI model in connection with the research or development of its products or software.
5.1.14Each former and current employee, consultant, contractor or service provider of and to the Company or other person associated with the Company, who has developed, invented, or participated in the conception and development of Intellectual Property for or on behalf of the Company, either alone or in concert with others, has duly assigned the same to the Company and executed and delivered to the Company a proprietary information, non-competition and invention assignment agreement conveying and assigning to the Company full, effective and exclusive ownership of all tangible and intangible property thereby arising, including all such Intellectual Property, and, except as listed in Schedule 5.20(j)(1) of the Disclosure Schedule, expressly and irrevocably waived any and all moral rights with respect to such Intellectual Property, any rights under section 132(b) of the Israeli Patent Law of 1967 and the right to receive compensation in connection with “Service Inventions” under Section 134 of the Israeli Patent Law of 1967, or any other similar provision under any applicable law of any applicable jurisdiction. The Company does not owe and has not agreed to pay any royalties to its employees or consultants or, except as listed in Schedule 5.20(j)(2) of the Disclosure Schedule, any third party in connection with the Owned Intellectual Property. No current employee, consultant or service provider of the Company or former employee or individual formerly engaged as a consultant, contractor or service provider of the Company or in any other capacity has excluded any works or inventions related to the Company’s business from his/her/its assignment of inventions to the Company, and to the Company’s knowledge, no current employee, consultant, contractor or service provider of the Company or former employee or individual formerly engaged as a consultant, contractor or service provider of the Company is in violation of such proprietary information, non-compete and invention assignment agreement. No current or former employee, consultant, contractor or service provider who has contributed to or participated in the conception, invention and/or development of Intellectual Property for or on behalf of the Company has asserted or, to the Company’s knowledge, threatened any claim against the Company in connection with such person’s involvement in the conception and development of any such Intellectual Property. No employee, consultant, contractor or service provider of the Company is the owner of any patent and/or named as an inventor under any patents related to the field of business of the Company.
5.1.15None of the Owned Intellectual Property was developed by or for or on behalf of, or using grants or any other subsidies of, any governmental (including military) entity or any university, and no government funding, facilities, faculty members or students of a university, college, other educational institution or research center or funding from third parties (other than the IIA) was used in the development of the Owned Intellectual Property. Except as set forth in Schedule 5.20(k) of the Disclosure Schedule, to the Company's knowledge (but without derogating from the other representations and warranties in this Section), no current or former employee, consultant, contractor or service provider of the Company, who was involved in, or who contributed to, the creation or development of any Intellectual Property for or on behalf of the Company, has performed services for a government (including military), university, college, or other educational institution or research center during a period of time during which such employee or consultant was also performing services for the Company.
1.25.Governmental Funding. Except as set forth in Schedule 5.21 of the Disclosure Schedule, the Company has not received and has not applied for any grants, incentives, benefits (including tax benefits) and subsidies from any Israeli or foreign governmental or regulatory authority or any agency thereof, including the IIA, nor filed any application for grants under the Law for Encouragement of Industrial Research and Development, 1984 (the “R&D Law”), or under any bi-national or multinational research and development cooperation agreement including the Binational Industrial Research and Development Foundation etc. (collectively, “Government Grants”) nor does it currently intend to submit any application for any of the foregoing. Schedule 5.21 of the Disclosure Schedule sets forth: (a) the aggregate amount of each Government Grant; (b) the aggregate outstanding obligations, if any, of the Company under each Government Grant with respect to royalties or other payments; and (c) the outstanding amounts to be paid to the applicable governmental entity, if any. The Company is not in violation of any of the Government Grants, including with respect to timely payment of any royalty obligations. Except as set forth in Schedule 5.21(a) of the Disclosure Schedule, the Company has complied with all obligations in connection with such Government Grants, including the R&D Law and the regulations promulgated thereunder and the guidelines, circulars and rules issued by the IIA. No claim or challenge has been made by any governmental authority with respect to the Company’s entitlement to the Government Grants or the compliance of the Company with the terms, conditions, obligations or undertakings relating thereto. The consummation of the Agreement and other Transaction Documents (including the exercise by the Lead Investor of the Purchaser Option under the Share Purchase Option Agreement (as defined therein)) and the transactions contemplated hereby and thereby will not in of themselves adversely affect the continued qualification for the Government Grants or the terms or duration thereof or require any recapture of any previously claimed Government Grants or any payments to any governmental body in connection with any Government Grants. Except as provided in Schedule 5.21(b) of the Disclosure Schedule, no Government Grants imposes any restrictions or limitations on the development or use of, or any encumbrance on, any Owned Intellectual Property or gives the grantor of such Government Grants any rights in any Owned Intellectual Property.
1.26.Brokers. Other than as set forth in Schedule 5.22 of the Disclosure Schedule, no agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Company is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Company in connection with any of the transactions contemplated under this Agreement or the Transaction Documents.
1.27.Cybersecurity; Data Privacy; Artificial Intelligence. Other than as set forth in Schedule 5.23 of the Disclosure Schedule, the Company is, and has at all times been, in material compliance with (i) all applicable laws, regulations and binding directives, guidelines and/or requirements of regulators in all relevant jurisdictions relating to privacy, data protection, and the collection, storage, use, and disclosure of personal information, personal data, personally identifiable information, or other similar or equivalent term defined under Data Privacy Laws (as defined below) (collectively “Personal

Information”) including the Israeli Protection of Privacy Law, 5741 – 1981 and its related regulations, directives and orders, including the guidelines issued by the Israeli Protection of Privacy Authority, Privacy and Electronic Communications (EC Directive) Regulations 2003 and the General Data Protection Regulation (EU) 2016/679 (GDPR), the Data Protection Act 2018, the California Consumer Privacy Act, as amended by the California Privacy Rights Act of 2020 and applicable subordinate legislation and regulations implementing those laws, each of the foregoing, to the extent applicable to the Company (collectively the “Data Privacy Laws”); (ii) all written policies relating to processing of Personal Information including, without limitation, a publicly posted privacy policy; (iii) any contractual obligations and the requirements of any codes of conduct to which the Company is a party relating to privacy, data protection, and the collection, storage, use, and disclosure of Personal Information and (iv) other than as set forth in Schedule 5.23 of the Disclosure Schedule, all required permits and registrations with respect to the processing of Personal Information including relevant databases registration ((i)-(iv)) collectively “Data Protection Requirements”). No written claims have been asserted or, to the knowledge of the Company, are threatened against the Company by any person or entity alleging a violation of any Data Protection Requirements (as such term is defined below). Other than as set forth in Schedule 5.23 there has been no unauthorized access to or other misuse of Personal Information held or processed by the Company, nor any security breach or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”), and none of such Data Breaches, in the individual or in the aggregate, have had an adverse effect on the Company its business, assets, properties, operations or financial condition. The Company has not been notified of, and has no knowledge of, any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data. The Company uses all reasonable efforts, consistent with companies of similar size and scope, to maintain the security of its IT Systems and Data and to protect such IT Systems and Data from unauthorized use, access, misappropriation or modification. The Company implements and maintains commercially reasonable physical, technical, organizational and administrative security measures and policies in place, compliant with Data Protection Requirements, to protect the confidentiality, integrity, and availability of all Personal Information collected, stored and used by it or on its behalf from and against unauthorized access, use and/or disclosure. With respect to Company's use of AI Tools (as defined below), the Company (i) has complied with all laws and license terms applicable to the use of such AI Tools; (ii) owns all inputs and outputs generated by use of any AI Tools; and (iii) implements and maintains commercially reasonable technical and organizational measures and policies to ensure that its use of any of the AI Tools is in compliance with all applicable laws and that it does not infringe, violate or misappropriate any third party Intellectual Property rights. For purposes hereof, “AI Tools” means generative artificial intelligence technology or similar tools capable of automatically producing various types of content (such as source code, text, images, audio, and synthetic data) based on user-supplied prompt.
1.28.Internet Practices. The Company (i) is in compliance with its internal privacy policies and terms of service, (ii) owns website domain name(s) applicable to its business, and is maintaining the registration(s) of such domain name(s), (iii) has not and does not, directly or indirectly, deliver or have third parties’ deliver unsolicited electronic mails, nor place metatags in a manner that infringes rights of third parties. There is no third parties’ content (including applications, graphics and technology) included in the websites owned or maintained by the Company that has not been duly authorized and permitted by such third parties.
1.29.E-commerce. The Company is in material compliance with all laws applicable to its e-commerce activity, including any consumer protection laws, tourism legislation, disclosure requirements, all as applicable to its business and operations.
1.30.No Powers of Attorney; No Public Offer; Registration. Other than as set forth in Schedule 5.26 of the Disclosure Schedule, and except for the Company’s signatory rights approved by the Company’s Board of Directors from time to time, there are no outstanding powers of attorney executed on behalf of the Company providing or delegating rights to act on its behalf, and no person, as agent or otherwise, is entitled to or authorized to bind or commit the Company to any obligation. Neither the Company nor anyone acting on its behalf and under its instructions has offered securities of the Company for issuance or sale to, or solicited any offer to acquire any of the same from, anyone so as to make issuance and sale of the Investment Shares and the Conversion Shares hereunder not exempt from the prospectus requirements of applicable securities law including the Israeli Securities Law, 1968, and the US Securities Act of 1933, as amended. None of the issued and outstanding shares of the Company has been offered or sold by the Company in such a manner as to make the issuance and sale of such shares not exempt from such registration and prospectus requirements, and all such shares have been offered and sold by the Company in compliance with all applicable Israeli securities laws. The offer, sale and issuance of the Investment Shares and the Conversion Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable securities laws and neither the Company nor its agents will take any action that would cause the loss of such exemption. Except as set forth in the Shareholders’ Rights Agreement as in effect as of immediately prior to the Closing, the Company is not under any contractual obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.
1.31.Anti-Bribery, Corruption and Money Laundering Laws. Neither the Company nor any founder, director, officer, employee, in each case, in their capacity as such, or to the Company’s knowledge, consultant, agent or authorized representative of the Company acting on its behalf, in each case, in their capacity as such, nor, to the Company’s knowledge, any other third party acting on behalf of the Company, has been in violation of any anti-bribery or corruption law or regulation, including, but not limited to, the Israeli Penal Code 1977, and all other anti-corruption laws and regulations applicable to the Company’s business (together, the “Applicable Anti-Bribery Laws”). Specifically, none of the foregoing have offered and with respect to consultants, agents or authorized representatives or any other third party acting on behalf of the Company, solely to the Company’s knowledge, promised, made, paid or received, directly or indirectly, any bribes, kickbacks, rebates, payoff, influence payment or other unlawful payments or transfers of value, offers of employment or other benefits to (i) any Israeli domestic public official (as defined in the Israeli Penal Code 1977 and related regulations and case law), or (ii) any foreign official (as such term is defined in the Applicable Anti-Bribery Laws) which includes any official of a foreign government or foreign political party or candidate for foreign political office, as well as any official of any intergovernmental agency, in each case, for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a domestic or foreign governmental authority, in order to assist the Company or any of its Affiliates to obtain, retain, or direct business to, the Company or any of its Affiliates. The Company has not received any notice from any governmental body or written threat from any private entities, or to the Company’s knowledge, been the target of any governmental investigations or proceedings regarding Applicable Anti-Bribery Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping, reporting and internal control requirements, the money laundering statutes of all jurisdictions applicable to the Company’s operations and any related rules, regulations or guidelines, issued, administered or enforced by any governmental entity (collectively, the “Money Laundering Laws”). No proceeding by or before any governmental entity involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened, nor, to the Company’s knowledge, is any investigation by or before any governmental entity involving the Company with respect to the Money Laundering Laws pending or threatened.
1.32.PFIC. The Company is not a “passive foreign investment company” within the meaning of Section 1297 of the Code.
1.33.Export Controls. The Company has at all times conducted its business in material compliance with all applicable import/export controls or restrictions on the transfer of goods, services and know-how in countries in which the Company conducts business including the Israeli Defense Export Control Law (2007); the Import and Export Order (Control of Export of Goods, Services and Dual - Use Technology), (2006) and other relevant laws and regulations under the administration of the Israeli Ministry of Economy, and, other than as set forth in Schedule 5.29 of the Disclosure Schedule, the U.S. Department of Commerce and other relevant control authorities. Without limiting the generality of the foregoing, the Company has not exported, re-exported or transferred any products or technology to, furnished any service to, or have had any other dealings, directly or indirectly with:  (i) Iran, Sudan, Myanmar, North Korea or Syria; (ii) any entity that is owned or controlled by, or affiliated with, the government of Iran, Sudan, Myanmar, Cuba, North Korea or Syria; or (iii) any person or entity listed on any list of prohibited and restricted parties, including any terrorist organization, published by Israel, the United States Government, the European Union or the United Nations. The Company has always been compliant with all relevant Israeli, U.S. and other relevant jurisdictions’ sanctions, embargo and trade laws, regulations, restrictions and asset freezes, including the Israeli Trading with the Enemy Law (1939) (and regulations issued thereunder), and the Israeli sanctions lists outlining individuals and entities deemed as, or connected with, terrorist organizations or “unlawful associations”, issued under various Israeli laws including the Defense (Emergency) Regulations (1945) and the Combating Terror Law (2016); country-specific sanctions lists administered by the U.S. office of Foreign Asset Control (“OFAC”), as well as sectorial and blocked parties lists administered by OFAC and other relevant U.S. governmental departments.
1.34.Other than as set forth in Schedule 5.29 of the Disclosure Schedule, the Company does not require any licenses (i) for the use, import, export, sale,

development, production, modification, integration, purchase, holding, transfer (between places or persons), conducting of negotiations concerning or distribution of encryption technology or any other technology, where such activities are restricted pursuant to the Order Governing the Control of Commodities and Services Declaration (Engagement in Encryption) (1974) as amended, or other related encryption regulations or (ii) in connection with its products or services being considered “dual use” under any applicable laws.
1.35.Insurance. The insurance policies held by the Company are set forth in Schedule 5.30 of the Disclosure Schedule. Such insurance policies are sufficient for the Company’s business as currently being conducted, taking into account the size and financial status of the Company and state and scope of operations of the Company. All due premiums payable under all such insurance policies have been paid. There is no claim outstanding under any of such policies nor are there, to the Company’s knowledge, any circumstances likely to give rise to a claim under such policies. The Company has not received notice that it has undertaken any action, or omitted to take any action, which would render any such insurance policy void or voidable or which could result in a material increase in the premium for any such insurance policy, nor to the Company’s knowledge are there any circumstance which may cause any of the foregoing consequences. No claim under any such policy has ever been denied or questioned.
1.36.Insolvency. The Company (i) following the Closing, will be able to pay its debts when due and has not generally failed to pay, or admitted in writing its inability or unwillingness to pay, its debts as they become due; (ii) has not applied for, consented to, or acquiesced in, the appointment of a trustee, receiver, or other custodian for the Company or for a substantial part of its property, or made a general assignment for the benefit of creditors; (iii) has not filed and there has not been filed against it, the commencement of any bankruptcy, dissolution, liquidation, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law and no “freezing or stay of process order” has been instituted, threatened or applied for against the Company; (iv) and has not taken any action authorizing or resolving, any of the foregoing.
1.37.Full Disclosure. The representations and warranties in this Agreement, including in the schedules and exhibits hereto, do not contain any untrue statement of a material fact and do not omit to state any material fact necessary in order to make such representations and warranties not misleading in light of the circumstances under which they were made. The Company has provided the Investors with all reasonably available information such Investors have requested in writing that is in its possession or under its control and advised the Investors of the existence of any information that has been requested by the Investors in writing and which is not in its possession nor under its control. The representations and warranties in this Agreement are made by the Company with the knowledge and expectation that the Investors are placing reliance thereon in purchasing the Investment Shares and Conversion Shares.
1.38.The term “knowledge” as relates to the Company means the actual knowledge, after due inquiry, of any of the Company’s officers, directors, CEO, CFO or CTO of a particular fact, circumstance, event or other matter in question.

6.Representations and Warranties of the Investors

Each of the Investors, severally and not jointly, hereby represents and warrants, with respect to itself only, to the Company that the following representations and warranties are true and correct as of the date hereof and as of the Closing, as follows:
1.1.Organization. The Investor is duly organized and validly existing under the laws of the state of its incorporation, is in good standing.
1.2.Authority. Such Investor has the full legal corporate power and authority to enter into, execute and deliver the Transaction Documents to which it is a party, bind itself thereunder, comply with its obligations thereunder, and consummate the transactions contemplated thereunder. The Transaction Documents to which such Investor is a party, when executed and delivered by such Investor, assuming the due execution thereof by the other parties thereto, will constitute the valid, binding and enforceable obligations of such Investor, except as limited by applicable bankruptcy and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
1.3.No Conflict. The execution and delivery of the Transaction Documents to which such Investor is a party will not conflict with, or result in breach or violation of any of the terms, conditions and provisions of (a) applicable law, (b) any judgment, order, injunction, decree or ruling of any court or governmental authority, to which such Investor is subject, (c) any agreement, contract, license or commitment to which such Investor is a party or to which such Investor is subject in a manner that would impair the ability of such Investor to execute, deliver or perform any of such Investor’s obligations pursuant to this Agreement, and (d) such Investor’s governing organizational documents.
1.4.Investment Experience. Without derogating from the Company’s representations and warranties under Section 5 (Representations and Warranties of the Company) hereof, and from Investors’ right to rely thereon, such Investor recognizes that it is an experienced investor, that the purchase of the Preferred Group B Shares thereby under this Agreement and the investment in securities of companies in the development stage involves a significant degree of risk and the Investor is able to fend for itself. Such Investor is capable of evaluating the merits and risks of its investment in the Company.
1.5.Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Investor is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with any of the transactions contemplated under this Agreement.
1.6.Purchase Entirely for Own Account. This Agreement, including the Transaction Documents to which such Investor is a party, is made with such Investor in reliance upon the Investor’s representation to the Company, which by Investor’s execution of this Agreement and the Transaction Documents to which such Investor is a party, such Investor hereby confirms, that the Investment Shares and the Conversion Shares, and shares issuable upon conversion thereof, will be acquired for investment for the Investor’s own account, not as a nominee or agent.
1.7.No Public Market. The Investor understands that no public market now exists for the Shares and the Conversion Shares, and that the Company has made no assurances that a public market will ever exist for the shares purchased hereunder. The Shares and the

Conversion Shares have not been registered under any securities laws and, therefore, cannot be resold unless they are registered under such applicable securities laws or unless an exemption from such registration requirements is available.

7.Indemnification
1.1.Survival of Representations and Warranties. Each representation and warranty herein shall remain in full force and effect, regardless of any investigation made, disclosure received, or knowledge obtained, by or on behalf of the Investors prior to the Closing or thereafter, for a period ending on the earlier of (i) 18 months after the Closing Date, and (ii) consummation of the Acquisition Closing (as defined in the Share Purchase Option Agreement) ; other than the representations and warranties set forth in Sections 5.15 (Litigation) and 5.20 (Intellectual Property Rights), which shall remain in full force and effect, for a period ending on the earlier of (i) 36 months after the Closing Date, and (ii) consummation of the Acquisition Closing; and other than the representations and warranties set forth in Sections 5.1 (Organization), 5.2 (Corporate Power), 5.3 (Authorization), 5.4 (Approvals) 5.7 (Capitalization), 5.11(Taxes) and 5.22 (Brokers), (collectively, the “Fundamental Representations”), which shall remain in full force and effect until the earlier of (i) expiration of statutory limitations for any claims relating to such matters, and (ii) consummation of the Acquisition Closing. The foregoing limitations shall not apply in the event of fraud or intentional misrepresentation by the Company (in each case, “Fraud”). The foregoing survival periods shall be referred to, as applicable, as the “Claims Period”.
1.2.Except for Fraud, the Company shall not have any liability with respect to any breach of representation and warranty, unless a claim is made hereunder prior to the expiration of the applicable Claims Period for such representation and warranty, in which case such representation and warranty shall survive as to that claim until the claim has been finally resolved. It is the intention of the parties hereto that the Claims Periods supersede any statute of limitations applicable to the representations and warranties, and this Section 7 constitutes a separate written legally binding agreement among the parties hereto in accordance with the provisions of Section 19 of the Israeli Limitation Law, 1958.
1.3.Indemnification. Subject to the terms of this Section 7, the Company shall defend, indemnify and hold harmless each Investor, its directors, officers, shareholders, and employees, against and in respect of any and all losses (including loss in value of the shares of the Company held thereby), damage, liability, claims, actions, cost or expense, including reasonable legal fees and expenses incurred in connection with enforcing the rights of such Investor hereunder (collectively, “Losses”), sustained thereby as a result of, or arising from, or in connection with a misrepresentation, breach or inaccuracy of any of the representations or warranties of the Company contained in Section 5.
1.4.In addition, the Company shall defend, indemnify and hold harmless the Lead Investor, its directors, officers, shareholders, and employees, against and in respect of any and all Losses, sustained thereby as a result of, or arising from, or in connection with [*].
1.5.Limitations. The Company's liability and the Investors’ right for indemnification under Section 7.3 is subject to the following conditions and limitations, notwithstanding anything to the contrary in this Agreement; provided, however, no limitations shall apply to Fraud:
7.1.1Other than in respect of the Fundamental Representations or the Specific Indemnity, the Company shall not be liable for any Loss under Section 7.3, unless and until the aggregate of all such Losses equals or exceeds US$100,000, in which case indemnification shall be made from the first dollar amount.
7.1.2The Company’s liability shall be limited as follows (i) with respect to each SAFE Holder – to its respective SAFE Amount, and (ii) with respect to the Lead Investor - to the Investment Amount.
7.1.3Notwithstanding anything to the contrary herein, other than for Fraud, the Company shall have no liability to the Investors for indirect, consequential, punitive, exemplary, or special loss or damage to the Investors (for the avoidance of doubt, any reasonable attorney fees, fees of investigation and court fees, in each case if actually incurred by the Investor in relation to making a claim for indemnification hereunder, or any decrease in the value of the Investment Shares or Conversion Shares which results from a Loss sustained by the Company due to a breach of representation or warranty by the Company, are deemed to be direct losses or damages sustained by the Investors).
1.6.Claims Notice; Third Party Claims. In the event that an Investor wishes to bring a claim for indemnification hereunder it shall give the Company written notice thereof (a “Claims Notice”). In the event that such Claims Notice results from a third party claim against an Investor (a “Third Party Claim”), the Company shall have the right to assume the defense thereof (at Company’s expense) with counsel reasonably satisfactory to the Lead Investor and the Company, provided, however, that the Investors shall have the right to retain one counsel on all of their behalf, at the reasonable expense of the Company, if, in the reasonable opinion of counsel to the Investor, representation of the Company and the Investors by the counsel retained by the Company would be inappropriate due to differing interests between the parties in such proceeding, and such counsel shall be appointed by the Lead Investor. If the Company elects not to assume the defense of any such Third Party Claim, the Lead Investor shall have the right to defend such claim in such manner as it deems appropriate. Failure of the Investor to give the Company prompt notice or to keep it informed, as provided herein, shall not relieve the Company of any of its obligations hereunder, except to the extent that the Company is actually and materially prejudiced by such failure. The Company shall not be liable for any settlement effected by an Investor without the Company’s consent in writing, which shall not be unreasonably withheld, conditioned or delayed. The Company shall not, without the written consent of such Investor which shall be subject to such Investor’s sole discretion, settle or compromise any claim if the settlement amount exceeds the Company’s liability hereunder, nor make any admission of fault, culpability or liability of an Investor.
1.7.Sole Remedy. The indemnification provided by the Company hereunder and the enforcement of such indemnification are the sole and exclusive remedy available to the Investors under this Agreement for breach of Company’s representations and warranties under this Agreement, other than for Fraud. This provision does not limit the right to (i) seek specific performance, a restraining order or injunctive relief with respect to any provision of this Agreement, or (ii) adjustment under the provisions of Section 7.8 below. Nothing in this Section 7 shall prevent the Investors from making any claim against the Company in respect of a breach, violation of or default under any of the covenants, agreements, obligations or undertakings of the Company contained in this Agreement, nor shall any limitations in this Section 7, other than the limitations in Section 7.5.2 and Section 7.5.3, apply to any such claim.
1.8.Capitalization Adjustments. In the event that as a result of any breach, inaccuracy or misrepresentation of any of the Company’s representations or warranties in Section 5.7 (Capitalization), (including due to the Company issuing (or being obligated to issue) securities (including rights and options to purchase equity interests, securities of any type whatsoever that are convertible into equity interests, including convertible debt) as a result of any agreement, action or occurrence in connection with the period prior to the Closing), the percentage holdings of each of the Investors in the Company (on account of the Investment Shares or Conversion Shares issued to each Investor) is lower than what it would have been had such breach, inaccuracy or misrepresentation not occurred (a “Dilution”), then, in lieu of indemnification in cash for such Losses pursuant to this Section 7, each Investor, with respect to itself, shall have the right (but not the obligation) that the Company shall (A) issue such Investor additional Preferred Group B Shares (of the same sub-class issued to it at the Closing, as applicable) for no additional consideration, in an aggregate amount equal to the result of (i) the number of Investment Shares or Conversion Shares that would have been issued to such Investor immediately prior to or at the Closing had such breach, inaccuracy or misrepresentation not occurred, less (ii) the number of Investment Shares or Conversion Shares previously issued to such Investor prior to or at the Closing hereunder, and a corresponding reduction shall be made to the PPS and Conversion PPS; and (B) to the extent necessary, increase the number of authorized but unissued Ordinary Shares of the Company reserved for conversion of such Preferred Group B Shares. Any securities issued in accordance with this Section 7.8 shall not trigger any preemptive, anti-dilution rights or any other similar rights pursuant to the Amended Articles, applicable law or any shareholders agreement. Any Preferred Group B Shares issued in accordance with this section shall be considered Investment Shares or Conversion Shares, as applicable, for all intents and purposes.

8.Use of Proceeds
1.9.The proceeds of the Investment Amount shall be used by the Company in accordance with the budget attached hereto as Exhibit 8 (the “Budget”). The Investment Amount shall not be used to repay any loans or debts of the Company to any shareholder or any other party, without the Lead Investor’s prior consent except as set forth in the Budget.

9.Post Closing Covenants
1.1.The Company shall not and shall procure that its subsidiaries do not, breach that certain Connecticut Presence agreement by and among the Company, Splitty Travel Inc and Connecticut Innovations, Incorporated dated November 20, 2019, including without limitation the covenant to maintain the Connecticut Presence (as defined therein), or take any action that would trigger any repurchase obligations or put options thereunder.
1.2.Within 30 days following the Closing, the Company shall engage specialist local counsels to review and update the Company’s Terms and Conditions where necessary to comply in all material respects with all applicable local consumer protection laws.

1.3.Within 30 days following the Closing, the Company shall commence to take any and all commercially reasonable actions required to ensure the Company is in compliance with all Data Protection Requirements.
1.4.Within 30 days following the Closing, the Company shall terminate that certain Consulting Agreement with Maor Hayun dated December 23, 2021.
1.5.Within 30 days following the Closing, the Company shall take any and all commercially reasonable actions required to remove any and all pledges in favor of Discount at the Registrar and at the State of Delaware Secretary of State.
10.Miscellaneous
1.1.Expenses. Each Party to this Agreement will bear its own fees and expenses in connection with the execution of this Agreement and the transactions contemplated hereby.
1.2.Governing Law. This Agreement, its interpretation, validity and breach shall be governed by the laws of the State of Israel without regard to its conflict of laws rules. Any claim or dispute with respect to, or arising from, or in connection with this Agreement, shall be submitted to the exclusive jurisdiction of the competent courts of Tel Aviv, Israel.
1.3.Exculpation among Investors. Each Investor agrees that is not relying upon the Lead Investor or any other Investor in making its investment or decision to invest in the Company. None of the Investors (including the Lead Investor) nor their respective controlling persons, officers, directors, partners, agents, employees or legal or other advisors shall be liable to any other Investor for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Investment Shares or Conversion Shares under the Agreement.
1.4.Further Cooperation. Each party to this Agreement, if and to the extent applicable thereto, shall execute any and all documents reasonably necessary in order to consummate, implement and give full force and effect to this Agreement, and to all matters, actions and transactions envisaged and contemplated herein.
1.5.Interpretation. The captions and headings of Sections in this Agreement are intended solely for convenience, and will have no significance in the interpretation of this Agreement. The word “includes” and “including” and their syntactical variants means “includes, but is not limited to” and “including, without limitation,” and corresponding syntactical variant expressions. The preamble and recitals to the Agreement and schedules and exhibits hereto constitute an integral part hereof.
1.6.Counterparts; Email. This Agreement may be executed in any number of counterparts, and at one or more times, each of which containing the signature of any of the parties, shall be deemed an original, but all of which together shall constitute one and the same instrument. Any copy of this Agreement executed with an original signature and transmitted via email or PDF shall be deemed valid.
1.7.Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. No Party may assign its rights or obligations hereunder without the prior written consent of the Company and Lead Investor, provided however that the Investors may assign all (but not part) of their rights and obligations hereunder to a Permitted Transferee (as defined in the Amended

Articles), provided such assignment is coupled with the transfer of all of such Investor’s shares in the Company.
1.8.Severability. If one or more provisions of this Agreement is held to be illegal, invalid or unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.
1.9.Amendments and Waivers. The failure of any party at any time or times to require performance of any provision hereof or to enforce any right with respect thereto, shall in no manner affect the right of such party at a later time to enforce the same and shall in no way be construed to be a waiver of such provision or right. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written amendment signed by the Company and the Lead Investor, which shall be binding upon all Parties hereto.
1.10.Entire Agreement. This Agreement and the schedules attached hereto constitute the full and entire understanding and agreement among the Parties with regard to the subject hereof and thereof, and no previous agreements or negotiations, shall have any force or effect, including that certain Letter of Intent by and between the Company and the Lead Investor dated May 4, 2024.
1.11.Notices. Any notices or other documents to be given hereunder shall be in writing and delivered or sent by registered mail or electronic mail to the address of the Parties hereto set out in this Agreement and any such notice or other document shall be deemed to have been served one (1) Business Day (as defined in the Amended Articles) after delivery by courier (and with respect to international delivery, three (3) Business Days), four (4) Business Days after delivery by registered mail (and with respect to international delivery, ten (10) Business Days) and one (1) Business Day after transmission by electronic mail. All such notices and other communications shall be addressed to the addresses set forth below or in Schedule I such other address as the recipient party may designate by ten (10) days’ advance written notice to the other party.

If to the Company:	Holisto Ltd. 4 Nim Blvd., Rishon Letzion, Israel Attention: Eran Shust, CEO E-mail: eran@holisto.com with a copy to (which shall not constitute a notice):

Shibolet & Co., Law Firm 4 Yitzhak Sadeh St. Tel Aviv 6777504 Attention: Ofer Ben-Yehuda, Adv.; Daniel Kariv, Adv. E-mail: O.Ben-Yehuda@shibolet.com; d.kariv@shibolet.com
If to the Lead Investor:	trivago N.V Kesselstraße 5 – 7 40221 Düsseldorf Germany Attention: CEO / CFO / General Counsel E-mail: legal@trivago.com with a copies to (which shall not constitute a notice):

Noerr Partnerschaftsgesellschaft mbB
Rechtsanwälte Steuerberater Wirtschaftsprüfer
Speditionstraße 1 / 40221 Dusseldorf / Germany
Attention: Dr. Jens Liese
E-mail: Jens.Liese@noerr.com

and

Barnea Jaffa Lande & Co Law Offices
Electra City Tower, 58 HaRakevet St.
Tel Aviv 6777016, Israel
Attention: Ariella Dreyfuss Adv.
E-mail: adreyfuss@barlaw.co.il.

If to the other Investors: To their address set forth in Schedule I hereto

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the parties hereto have caused this Series B Preferred Share Purchase Agreement to be duly executed on the day and year first above written:

The Company:
By: /s/ Eran Shust
Name: Eran Shust
Title: CEO

In Witness Whereof, the parties hereto have caused this Series B Preferred Share Purchase Agreement to be duly executed on the day and year first above written:

The Lead Investor:
trivago N.V
By:     /s/ Robin Harries
Name: Robin Harries
Title: Managing Director

In Witness Whereof, the parties hereto have caused this Series B Preferred Share Purchase Agreement to be duly executed on the day and year first above written:

The SAFE Holders:

By:     [*]
Name: [*]
Title: [*]

Schedule I

SAFE HOLDER	ADDRESS	SIMPLE AGREEMENT FOR FUTURE EQUITY	SAFE AMOUNT USD	NO. OF CONVERSION SHARES
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
Total			[*]	[*]

SAFE HOLDER	ADDRESS	SIMPLE AGREEMENT FOR FUTURE EQUITY	SAFE AMOUNT USD	NO. OF CONVERSION SHARES
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
Total			[*]	[*]

Schedule II

SAFE HOLDER	ADDRESS	SIMPLE AGREEMENT FOR FUTURE EQUITY	SAFE AMOUNT ACTUALLY PROVIDED USD	REPAYMENT AMOUNT USD
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
Total			[*]	[*]